UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 18, 2006

IAS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21255	91-1063549
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1103 – 11871 HORSESHOE WAY
RICHMOND, BRITISH COLUMBIA V7A 5H5, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 OTHER EVENTS.

On April 18, 2006, we issued a news release announcing we had signed a term sheet with a private oil and gas company to drill initially 4 gas wells in Kentucky, with an option to drill an additional 20 wells over a 18 month period. The term sheet is for a 100% interest, subject to a 12 ½ % interest to the landowner and 27 ½ % interest to the operator. IAS will retain a 60% net revenue interest in the wells. The term sheet is subject to a definitive agreement to be signed shortly, and drilling of the first well will commence.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)	EXHIBITS.

Exhibit 99.1 Press Release dated April 18, 2006 announcing we had signed a term sheet with a private oil and gas company.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 21, 2006	IAS COMMUNICATIONS, INC.

	By:	/s/ John G. Robertson
John G. Robertson, President
(Principal Executive Officer)